FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Third Quarter 2023 Results
- Infrastructure: DBM Global achieved third quarter revenue of $369.3 million and once again delivered gross margin expansion versus prior year -
- Life Sciences: MediBeacon continues to work through regulatory approval with the FDA -
- Spectrum: Broadcasting explores strategic partnerships for additional growth opportunities -
WEST PALM BEACH, FL, November 9, 2023 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the third quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Revenue	$375.3	$423.0	(11.3)%	$1,062.0	$1,228.0	(13.5)%
Net loss attributable to common stockholders	$(7.3)	$(6.6)	(10.6)%	$(28.0)	$(33.8)	17.2%
Basic and Diluted loss per share - Net loss attributable to common stockholders	$(0.09)	$(0.09)	—%	$(0.36)	$(0.44)	18.2%
Total Adjusted EBITDA(1)	$22.1	$16.4	34.8%	$43.5	$40.0	8.7%

(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“INNOVATE delivered third quarter revenue of $375.3 million and experienced strong Adjusted EBITDA growth of 34.8%, which was primarily driven by our Infrastructure and Life Sciences operating segments," said Avie Glazer, Chairman of INNOVATE. “All of our operating segments continue to make progress and maintain strong positioning in their respective markets. We are pleased with the results across the board and look forward to capitalize on new opportunities and partnerships as they materialize."

"The third quarter results were highlighted by our Adjusted EBITDA strength," said Paul Voigt, INNOVATE's interim CEO. "DBM had another great quarter driven by solid margin expansion. While DBM is experiencing some tightening in the commercial space, the team has been steadfast in both focusing on end markets that are rich in opportunities, as well as being strategic in their selection for projects to pursue. We remain excited about the progress at MediBeacon as they progress down their path for FDA regulatory approval. And at Broadcasting, we are excited to be exploring strategic partnerships that open the business to new avenues for revenue that should lead to future growth."

Third Quarter 2023 Highlights

Infrastructure
•DBM Global Inc. ("DBMG") reported third quarter 2023 revenue of $369.3 million, a decrease of 10.5%, compared to $412.7 million in the prior year quarter. Net Income was $10.8 million, compared to $10.4 million for the prior year quarter. Adjusted EBITDA increased to $30.8 million from $27.6 million in the prior year quarter.
•Continue to see good opportunities in the market for larger projects; however, tightening in the credit markets has continued to impact the commercial space. The team at DBM remains selective when bidding projects to protect margins.
•DBM Global grew Adjusted EBITDA margin to 8.3% in the third quarter, an expansion of approximately 170 basis points year-over-year.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.3 billion as of September 30, 2023, compared to $1.8 billion as of December 31, 2022.

Life Sciences
•R2 Technologies, Inc. ("R2") has now shipped 304 Glacial® devices globally
•R2 commercially launched Glacial® fx, a new skin wellness device.
•R2 launched two new product enhancements for its Glacial® Rx device, a larger-sized disposable treatment tip and a colder advanced clinical protocol called Glide Rx.
•R2 experienced record high growth both in U.S. unit sales and number of patient treatments.
•MediBeacon continues to work through regulatory approval with the FDA.
•MediBeacon submitted the Transdermal GFR Medical Device Regulation application in Europe and continues to work through the device approval process in China.

Spectrum
•Partnering with Hewlett Packard Enterprise (HPE), one of the leaders in data transmission architecture, to deploy datacasting.
•Finalizing operating and revenue share agreements with large-market Public Broadcast stations beginning with Sacramento (PBS station KVIE) and Dallas (station KERA) to provide ATSC 3.0 "lighthousing" and datacasting.
•For the third quarter of 2023, Broadcasting reported revenue of $5.4 million, compared to $9.1 million in the prior year quarter. The decrease was primarily driven by the elimination of advertising revenues at Azteca America network ("Azteca"), which ceased operations on December 31, 2022. This was partially offset by an increase in station revenues, which launched new markets and networks with its customers in the current period.
•For the third quarter of 2023, Broadcasting reported Net Loss of $6.5 million compared to $1.4 million in the prior year quarter. Adjusted EBITDA loss was $0.3 million, compared to Adjusted EBITDA income of $0.3 million in the prior year quarter.

Third Quarter 2023 Financial Highlights
•Revenue: For the third quarter of 2023, INNOVATE's consolidated revenue was $375.3 million, a decrease of 11.3%, compared to $423.0 million for the prior year quarter. The decrease was primarily driven by our Infrastructure segment, and, to a lesser extent, our Spectrum segment. The decline at our Infrastructure segment was driven by timing and size of projects, mostly from DBMG's commercial structural steel fabrication and erection business, as well as the industrial maintenance and repair business, while revenues at our Spectrum segment decreased primarily as a result of the termination of HC2 Network, Inc. ("Network") and its associated Azteca content on December 31, 2022.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Infrastructure	$369.3	$412.7	$(43.4)	$1,043.4	$1,197.0	$(153.6)
Life Sciences	0.6	1.2	(0.6)	1.8	3.0	(1.2)
Spectrum	5.4	9.1	(3.7)	16.8	28.0	(11.2)
Consolidated INNOVATE	$375.3	$423.0	$(47.7)	$1,062.0	$1,228.0	$(166.0)

•Net Loss: For the third quarter of 2023, INNOVATE reported a Net Loss attributable to common stockholders of $7.3 million, or $0.09 per fully diluted share, compared to a Net Loss of $6.6 million, or $0.09 per fully diluted share, for the prior year quarter. The increase in Net Loss was primarily due to an increase in interest expense from higher interest rates, increased amortization of debt issuance costs on the debt, and higher outstanding principal balances at all segments, as a result of new debt issued subsequent to the comparable period, and from the unrepeated net tax savings in the prior period of $2.9 million from the Continental General Insurance Company ("CGIC") consolidation on the 2021 tax return. The increase in Net Loss was partially offset by a decrease in depreciation and amortization and a decrease in selling, general and administrative expenses ("SG&A"). The overall decrease in depreciation and amortization was driven by Banker Steel, as certain intangibles were fully amortized subsequent to the comparable period. The overall decrease in SG&A was primarily driven by the decreases in bonus expense, salaries and benefits, as well as research and development costs and marketing costs as a result of cost reduction initiatives at our Life Sciences segment, as well as decreases at Spectrum from the termination of Network in December 2022, which were partially offset by an accounts receivable write-off of $2.2 million related to a customer bankruptcy, and a foreign office closure in the current period at our Infrastructure segment.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Infrastructure	$10.8	$10.4	$0.4	$19.8	$23.3	$(3.5)
Life Sciences	(3.6)	(5.5)	1.9	(9.3)	(14.9)	5.6
Spectrum	(6.5)	(1.4)	(5.1)	(16.8)	(10.5)	(6.3)
Non-operating Corporate	(7.7)	(9.6)	1.9	(27.8)	(30.4)	2.6
Other and eliminations	—	0.7	(0.7)	8.2	2.3	5.9
Net loss attributable to INNOVATE Corp.	$(7.0)	$(5.4)	(1.6)	$(25.9)	$(30.2)	$4.3
Less: Preferred dividends	0.3	1.2	(0.9)	2.1	3.6	(1.5)
Net loss attributable to common stockholders	$(7.3)	$(6.6)	$(0.7)	$(28.0)	$(33.8)	$5.8

•Adjusted EBITDA: For the third quarter of 2023, total Adjusted EBITDA, was $22.1 million, compared to total Adjusted EBITDA of $16.4 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by timing of higher margin projects at the commercial structural steel fabrication and erection business at our Infrastructure segment and by our Life Science segment primarily due to a decrease in SG&A expenses at R2, driven by a decrease in compensation-related expenses, research and development and marketing costs as a result of cost reduction initiatives, as well as lower equity method losses recognized from Pansend's investment in MediBeacon as a result of suspended losses due to the investment's carrying amount being reduced to zero. Additionally contributing to the increase in Adjusted EBITDA was our Non-operating Corporate segment due to a decrease in SG&A expenses. The increase in Adjusted EBITDA was partially offset by our Infrastructure segment driven by lower contributions from Banker Steel due to timing and size of projects. The increase was also partially offset by the elimination of equity method income from our investment in HMN, which was sold on March 6, 2023.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase/(Decrease)
Infrastructure	$30.8	$27.6	$3.2	$70.6	$69.0	$1.6
Life Sciences	(4.3)	(7.6)	3.3	(16.0)	(20.9)	4.9
Spectrum	(0.3)	0.3	(0.6)	0.9	2.0	(1.1)
Non-operating Corporate	(4.1)	(5.0)	0.9	(11.0)	(13.0)	2.0
Other and eliminations	—	1.1	(1.1)	(1.0)	2.9	(3.9)
Total Adjusted EBITDA	$22.1	$16.4	$5.7	$43.5	$40.0	$3.5

•Balance Sheet: As of September 30, 2023, INNOVATE had cash and cash equivalents, excluding restricted cash, of $55.7 million compared to $80.4 million as of December 31, 2022. On a stand-alone basis, as of September 30, 2023, our Non-operating Corporate segment had cash and cash equivalents of $1.5 million compared to $9.1 million at December 31, 2022.

Subsequent to quarter end, on November 9, 2023, HC2 Broadcasting Holdings, Inc. entered into a Ninth Amendment to its Secured Notes with its lenders which extended the maturity date of its Senior Secured Notes aggregate principal amount of $69.7 million, from August 15, 2024 to August 15, 2025. In exchange, INNOVATE has agreed to utilize proceeds from the sale of any of its existing operations, as allowable under the Company's current agreements and after all other required payments, for repayment of a portion of HC2 Broadcasting Holdings, Inc.'s Senior Secured Notes, plus an additional exit fee upon such a repayment of $1.0 million if repayment occurs by November 9, 2024, and $2.0 million if repayment occurs after that date. Upon payment of the exit fee, the lenders also agree to return their equity interests in HC2 Broadcasting Holdings, Inc. and its subsidiary equity interests.

Conference Call
INNOVATE will host a live conference call to discuss its third quarter 2023 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-888-886-7786 (Domestic Toll Free) / 1-416-764-8658 (Toll/International)
–Participant Entry Number: 87775635
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 87775635
*Available approximately two hours after the end of the conference call through November 23, 2023.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,100 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; legacy accounts receivable write-off; restructuring and exit costs; non-recurring items; and acquisition and disposition costs.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, anticipated developments regarding the FDA approval process at MediBeacon, anticipated performance of new channels and LPTV frequencies, expanded uses for LPTV channels in the Spectrum segment and the deployment of datacasting, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur; our dependence on key personnel; volatility in the trading price of our common stock; the impact of recent supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; our ability to remain in compliance with the listing standards of the New York Stock Exchange; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.

Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$375.3	$423.0	$1,062.0	$1,228.0
Cost of revenue	316.6	364.6	907.1	1,069.5
Gross profit	58.7	58.4	154.9	158.5
Operating expenses:
Selling, general and administrative	43.8	45.6	126.6	130.3
Depreciation and amortization	4.0	6.8	15.9	20.6
Other operating loss (income)	0.2	(0.6)	(0.1)	0.7
Income from operations	10.7	6.6	12.5	6.9
Other (expense) income:
Interest expense	(17.1)	(13.3)	(49.0)	(38.4)
Loss from equity investees	(1.5)	(1.1)	(5.8)	(2.1)
Other income (expense), net	0.4	(0.9)	17.2	0.5
Loss from operations before income taxes	(7.5)	(8.7)	(25.1)	(33.1)
Income tax (expense) benefit	(1.1)	2.0	(3.2)	(1.6)
Net loss	(8.6)	(6.7)	(28.3)	(34.7)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	1.6	1.3	2.4	4.5
Net loss attributable to INNOVATE Corp.	(7.0)	(5.4)	(25.9)	(30.2)
Less: Preferred dividends	0.3	1.2	2.1	3.6
Net loss attributable to common stockholders	$(7.3)	$(6.6)	$(28.0)	$(33.8)

Loss per share - basic and diluted	$(0.09)	$(0.09)	$(0.36)	$(0.44)

Weighted average common shares outstanding - basic and diluted	78.4	77.6	78.0	77.5

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$55.7	$80.4
Accounts receivable, net	290.8	254.9
Contract assets	171.0	165.1
Inventory	18.6	18.9
Restricted cash	—	0.3
Other current assets	16.4	16.8
Total current assets	552.5	536.4
Investments	7.0	59.5
Deferred tax asset	1.6	1.7
Property, plant and equipment, net	160.2	165.0
Goodwill	126.8	127.1
Intangibles, net	180.8	190.1
Other assets	67.2	71.9
Total assets	$1,096.1	$1,151.7
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$149.2	$202.5
Accrued liabilities	66.4	65.4
Current portion of debt obligations	162.8	30.6
Contract liabilities	162.2	98.6
Other current liabilities	17.1	20.1
Total current liabilities	557.7	417.2
Deferred tax liability	3.7	9.1
Debt obligations	586.8	683.8
Other liabilities	74.8	71.2
Total liabilities	1,223.0	1,181.3
Commitments and contingencies
Temporary equity
Preferred stock Series A-3 and Series A-4, $0.001 par value	16.7	17.6
Shares authorized: 20,000,000 as of both September 30, 2023 and December 31, 2022
Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4 as of both September 30, 2023 and December 31, 2022
Redeemable non-controlling interest	(8.4)	43.4
Total temporary equity	8.3	61.0
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both September 30, 2023 and December 31, 2022
Shares issued: 80,722,983 and 80,216,028 as of September 30, 2023 and December 31, 2022, respectively
Shares outstanding: 79,234,991 and 78,787,768 as of September 30, 2023 and December 31, 2022, respectively
Additional paid-in capital	327.8	330.1
Treasury stock, at cost: 1,487,992 and 1,428,260 shares as of September 30, 2023 and December 31, 2022, respectively	(5.4)	(5.3)
Accumulated deficit	(478.0)	(452.1)
Accumulated other comprehensive (loss) income	(2.4)	5.9
Total INNOVATE Corp. stockholders’ deficit	(157.9)	(121.3)
Non-controlling interest	22.7	30.7
Total stockholders’ deficit	(135.2)	(90.6)
Total liabilities, temporary equity and stockholders’ deficit	$1,096.1	$1,151.7

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended September 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$10.8	$(3.6)	$(6.5)	$(7.7)	$—	$(7.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.6	0.1	1.3	—	—	4.0
Depreciation and amortization (included in cost of revenue)	3.8	—	—	—	—	3.8
Other operating (income) loss	(0.2)	—	0.4	—	—	0.2
Interest expense	3.5	0.9	3.4	9.3	—	17.1
Other (income) expense, net	(0.7)	(0.1)	1.8	(1.4)	—	(0.4)
Income tax expense (benefit)	6.1	—	—	(5.0)	—	1.1
Non-controlling interest	1.0	(1.8)	(0.8)	—	—	(1.6)
Share-based compensation expense	—	0.2	—	0.6	—	0.8
Legacy accounts receivable write-off	2.2	—	—	—	—	2.2
Restructuring and exit costs	1.1	—	0.1	—	—	1.2
Acquisition and disposition costs	0.6	—	—	0.1	—	0.7
Adjusted EBITDA	$30.8	$(4.3)	$(0.3)	$(4.1)	$—	$22.1

(in millions)	Three Months Ended September 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$10.4	$(5.5)	$(1.4)	$(9.6)	$0.7	$(5.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	0.1	1.4	—	—	6.8
Depreciation and amortization (included in cost of revenue)	3.9	—	—	—	—	3.9
Other operating income	—	—	(0.6)	—	—	(0.6)
Interest expense	2.6	0.2	2.2	8.3	—	13.3
Other (income) expense, net	(0.6)	(0.3)	(1.1)	2.9	—	0.9
Income tax expense (benefit)	5.0	—	—	(7.0)	—	(2.0)
Non-controlling interest	1.0	(2.2)	(0.4)	—	0.3	(1.3)
Share-based compensation expense	—	0.1	—	0.3	—	0.4
Acquisition and disposition costs	—	—	0.2	0.1	0.1	0.4
Adjusted EBITDA	$27.6	$(7.6)	$0.3	$(5.0)	$1.1	$16.4

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Nine Months Ended September 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$19.8	$(9.3)	$(16.8)	$(27.8)	$8.2	$(25.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	11.6	0.3	3.9	0.1	—	15.9
Depreciation and amortization (included in cost of revenue)	11.7	0.1	—	—	—	11.8
Other operating (income) loss	(0.2)	—	0.1	—	—	(0.1)
Interest expense	10.3	2.1	10.0	26.6	—	49.0
Other (income) expense, net	(1.2)	(4.1)	5.5	(4.9)	(12.5)	(17.2)
Income tax expense (benefit)	11.0	—	—	(6.6)	(1.2)	3.2
Non-controlling interest	1.9	(5.6)	(2.0)	—	3.3	(2.4)
Share-based compensation expense	—	0.5	—	1.5	—	2.0
Legacy accounts receivable write-off	2.2	—	—	—	—	2.2
Restructuring and exit costs	2.1	—	0.1	—	—	2.2
Acquisition and disposition costs	1.4	—	0.1	0.1	1.2	2.8
Adjusted EBITDA	$70.6	$(16.0)	$0.9	$(11.0)	$(1.0)	$43.5

(in millions)	Nine Months Ended September 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$23.3	$(14.9)	$(10.5)	$(30.4)	$2.3	$(30.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	15.9	0.2	4.4	0.1	—	20.6
Depreciation and amortization (included in cost of revenue)	11.2	—	—	—	—	11.2
Other operating (income) loss	(0.6)	—	1.3	—	—	0.7
Interest expense	7.0	0.2	6.1	25.1	—	38.4
Other (income) expense, net	(1.9)	(0.4)	1.8	—	—	(0.5)
Income tax expense (benefit)	11.4	—	—	(9.8)	—	1.6
Non-controlling interest	2.3	(6.3)	(1.5)	—	1.0	(4.5)
Share-based compensation expense	—	0.3	—	1.4	—	1.7
Non-recurring items	0.1	—	—	—	—	0.1
Acquisition and disposition costs	0.3	—	0.4	0.6	(0.4)	0.9
Adjusted EBITDA	$69.0	$(20.9)	$2.0	$(13.0)	$2.9	$40.0